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                                                                    EXHIBIT 4.2

                                Webhelp.com Inc.


                          REGISTRATION RIGHTS AGREEMENT


      This Agreement dated as of April 19, 2000 is entered into by and among Webhelp.com Inc., a Delaware corporation (the "Company"), eManagement, Ltd., a Cayman Island exempted company ("eManagement"), and WH Holdings, Ltd., a Cayman Island exempted company ("WH," and together with eManagement, the "Stockholders").


                                    RECITALS

      WHEREAS, the Company and the Stockholders have entered into a Letter Agreement dated April 19, 2000 (the "Letter Agreement"), pursuant to which WH is acquiring 724,638 shares (the "Shares") of Common Stock of the Company; and

      WHEREAS, the Company and the Stockholders desire to enter into this Registration Rights Agreement on the terms herein, to provide for certain arrangements with respect to the registration of the Shares under the Securities Act of 1933.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      REGISTRATION RIGHTS

      1.    CERTAIN DEFINITIONS.

      As used in this Agreement, the following terms shall have the following respective meanings:


            "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.


            "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company.


            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.


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            "INITIAL PUBLIC OFFERING" means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.


            "OTHER HOLDERS" means holders of securities of the Company (other than Stockholders) who are entitled by contract with the Company to have securities included in a Registration Statement.


            "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.


            "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company for its own account or for the account of others (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).


            "REGISTRATION EXPENSES" means the expenses described in
Section 2.3.


            "REGISTRABLE SHARES" means (i) the Shares held by WH on the date hereof, and (ii) any other shares of Common Stock issued in respect of the Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (a) any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (b) any sale in any manner to a person or entity which, by virtue of
Section 3 of this Agreement, is not entitled to the rights provided by this Agreement.


            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.


            "SELLING STOCKHOLDER" means any Stockholder owning Registrable Shares included in a Registration Statement.


            "SHARES" shall have the meaning specified in the recitals hereto.


            "STOCKHOLDERS" means eManagement and WH and any persons or entities to whom the rights granted under this Agreement are transferred by the Stockholders, their successors or assigns pursuant to Section 3 hereof.


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      2.    REGISTRATION RIGHTS

            2.1   INCIDENTAL REGISTRATION.

                  (a) Whenever the Company proposes to file a Registration Statement on Form S-3 (other than a Registration Statement filed pursuant to the Initial Public Offering), it will, prior to such filing, give written notice to the Stockholders of its intention to do so. Upon the written request of the Stockholders given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by the Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without obligation to the Stockholders.

                  (b) If the registration for which the Company gives notice pursuant to Section 2.1(a) is of a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.1(a). In such event, the right of the Stockholders to include the Registrable Shares in such registration pursuant to
Section 2.1 shall be conditioned upon the Stockholders' participation in such underwriting on the terms set forth herein. The Stockholders proposing to distribute their securities through such underwriting shall (together with the Company, Other Holders and any officers or directors of the Company distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the Registrable Shares to be included in the registration and underwriting. The Company shall so advise the Stockholders requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by officers and directors of the Company (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among the Stockholders and the Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gives the notice specified in Section 2.1(a). If the Stockholders or any Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among the Other Holders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.


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            2.2   REGISTRATION PROCEDURES.

                  (a) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

                  (b) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
Section 2.2(b) to suspend sales of Registrable Shares for a period in excess of 60 days in any 365-day period.

            2.3 ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders and the Other Holders to represent the Selling Stockholders and the Other Holders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel (other than the counsel selected to represent all Selling Stockholders and Other Holders).


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            2.4   INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Selling Stockholders selling such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such sale of Registrable Shares was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the proceeds, net of brokerage or underwriting commissions, to such Selling Stockholder of Registrable Shares sold in connection with such registration.


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                  (c)   Each party entitled to indemnification under this
Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party that shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice promptly as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED FURTHER that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.4 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.4, (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds, net of brokerage or underwriting commissions PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within


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the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            2.5 INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, listing or compliance referred to in this Agreement, including, without limitation, in connection with the NASD Rules of Fair Practice in an underwritten offering.

            2.6 CONFIDENTIALITY OF NOTICES. If and when the Stockholders receive any written notice from the Company regarding the Company's plans to file a Registration Statement, they shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.



            2.7 LEGEND AND LIMITATIONS ON TRANSFER. Each certificate representing Registrable Shares shall contain upon its face or upon the reverse side thereof a legend to the following effect:

        "These securities have not been registered under the Securities Act of 1933, as amended, or qualified under state securities laws and may not be sold, pledged, or otherwise transferred unless the Company has been furnished with an opinion of counsel acceptable to the Company to the effect that no registration under the Securities Act of 1933, as amend, or qualification under applicable state securities laws is legally required for such transfer."

Each Stockholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section.

            2.8 RULE 144 REQUIREMENTS. After the registration by the Company of a class of securities under Section 12 of the Exchange Act the Company agrees to:

                  (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any Stockholder holding Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such


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holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

            2.9 TERMINATION. All of the Company's obligations to register Registrable Shares under Section 2.1 of this Agreement shall terminate five years after the closing of the Initial Public Offering.

      3. TRANSFERS OF RIGHTS. This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned by such Stockholder to any partner, member or stockholder of such Stockholder to whom Registrable Shares are transferred, and such transferee shall be deemed a "Stockholder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company, including a notice address for such transfer, and agrees in writing to be bound by this Agreement.

      4.    GENERAL.

                  (a) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (b) SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Stockholders and the Company shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

                  (d) NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 237 Park Avenue, 20th Floor, New York, New York 10017 Attention, John D. Burton, or at such other address or addresses as may have been furnished in writing by the Company to the Stockholders.

      If to the Stockholders, at WH Holdings, Ltd., c/o Q & H Corporate Services, Ltd., Harbour Chambers, P.O. Box 1348, George Town, Grand Cayman Islands B.W.I.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices,


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requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                  (e) COMPLETE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (f) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66% of the Registrable Shares held by all of the Stockholders. Any such amendment, termination or waiver effected in accordance with this Section 4(f) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  (g) PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  (h) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  (i) SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.



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      Executed as of the date first written above.

                              COMPANY

                              WEBHELP.COM INC.



                              By:________________________________
                                 Name:
                                 Title:





                              STOCKHOLDERS

                              EMANAGEMENT, LTD.



                              By:_________________________________
                                 Name:
                                 Title:





                              WH HOLDINGS, LTD.



                              By:__________________________________
                                 Name:
                                 Title: